Exhibit 10.16

FIRST AMENDMENT TO THE SALES REPRESENTATIVE AGREEMENT

THIS FIRST AMENDMENT TO THE SALES REPRESENTATIVE AGREEMENT dated as of November 12, 2013 (this “Amendment”) between Ilios Inc., a Massachusetts corporation with its principal office located at 45 First Avenue, Waltham, MA, 02451 and American DG Energy Inc., a Delaware corporation (“ADG Energy”).

WHEREAS, Ilios and ADG Energy are parties to a Sales Representative Agreement, dated October 20, 2009 (the “Agreement”);

WHEREAS, Appendix D “Territory” of the Agreement provides that ADG Energy shall be granted exclusive representation rights to the Ilios Heat Pump Product in the European Union (EU);

WHEREAS, Ilios and ADG Energy wish to amend the agreement to allow Ilios to appoint additional representation in the European Union;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Appendix D “Territory” of the Agreement is hereby replaced in its entirety to read as follows:

APPENDIX "D" - TERRITORY
The Representative shall have the right to solicit the sale of all Ilios products and services set forth in Appendix "A" in the marketing territory of the New England States including Connecticut, Rhode Island, Massachusetts, New Hampshire, Vermont and Maine.
For nations of the European Union (EU) ADG Energy shall have the right to purchase Ilios products directly from Ilios at prices set forth in Appendix “A” so long as the ADG Energy’s intended use is to retain long-term ownership of the Ilios product and utilize it for the production and sale of thermal energy (i.e., ADG Energy/EuroSite Power “On-Site Utility” energy projects). In cases where the ADG Energy has the opportunity to sell Ilios product to an unaffiliated party in the EU and where Ilios has no other appointed representation in that specific region, the ADG Energy may buy/resell the Ilios product as specified under the terms of this contact. If, however, Ilios has appointed a local exclusive representative in that specific EU region, American DG Energy will defer to the local representative for pricing and other specific details for working cooperatively.

IN WITNESS WHEREOF, the parties hereto have caused this Facilities and Support Services Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the effective day first above written.

TECOGEN INC.                        AMERICAN DG ENERGY INC.

By: /s/ Bonnie J. Brown_________                    By: /s/Jesse Herrick____________
Name:    Bonnie J. Brown                        Name:    Jesse Herrick
Title:     Chief Financial Officer                    Title:     Chief Financial Officer